Exhibit 10.1

DORIAN LPG LTD.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Notice of Restricted Stock Grant

Participant:	________________________________ (the “Participant”)
Company:	Dorian LPG Ltd. (the “Company”)
Notice:

You have been granted the following Restricted Stock award in accordance with the terms of this notice, the Restricted Stock Award Agreement attached hereto as Attachment A (such notice and agreement, including Attachment B and Attachment C hereto, collectively, this “Agreement”) and the Plan identified below.

Type of Award:	Restricted Stock.
Plan:	Dorian LPG Ltd. Amended and Restated 2014 Equity Incentive Plan (the “Plan”).
Grant:	Grant Date: __________________ (the “Grant Date”)

Total Number of Company Common Shares, Par Value $0.01 (“Shares”), Underlying Restricted Stock Award:  ________ (“Restricted Stock”)

Time-Based Vesting[XX]% of the Shares of Restricted Stock will be subject to time-based vesting
Component:according to the terms and conditions and the schedule set forth below

(the “Time-Based Shares”).

Subject to the terms of the Plan and this Agreement, including the condition requiring the Participant’s continuous employment with or consultancy/service to the Company and its Subsidiaries and Affiliates from the Grant Date through the applicable vesting date, the period in which the Time-Based Shares are subject to the restrictions set forth in the Restricted Stock Award Agreement (the “Time-Based Period of Restriction”) shall commence on the Grant Date and shall lapse on the dates set forth below as to that portion of the total number of Time-Based Shares set forth below opposite each such date.

Vesting Date	Portion of Time-Based Shares to Vest on the Applicable Vesting Date

Relative Total[YY]% of the Shares of Restricted Stock will be subject to performance-based vesting,
Shareholder Returnmeasured on the basis of relative total shareholder return, according to the terms and

(RTSR) Vesting:	conditions set forth in the Plan and this Agreement, including those set forth in Attachment B hereto (the “RTSR-Based Shares”).

Subject to the terms of the Plan and this Agreement, including the condition requiring the Participant’s continuous employment with or consultancy/service to the Company and its Subsidiaries and Affiliates from the Grant Date through the applicable vesting date, as well as satisfaction of the relative total shareholder return performance requirements set forth in Attachment B hereto, and such other terms and conditions as may be set forth in Attachment B hereto, the period in which the RTSR-Based Shares are subject to the restrictions set forth in the Restricted Stock Award Agreement (the “RTSR-Based Period of Restriction”) shall commence on the Grant Date and shall lapse on the date and for the number of RTSR-Based Shares as described in Attachment B hereto.

Return on Net[ZZ]% of the Shares of Restricted Stock will be subject to performance-based vesting,
Invested Capitalmeasured on the basis of return on net invested capital, according to the terms and

(RONIC) Vesting:	conditions set forth in the Plan and this Agreement, including those set forth in Attachment C hereto (the “RONIC-Based Shares”).

Subject to the terms of the Plan and this Agreement, including the condition requiring the Participant’s continuous employment with or consultancy/service to the Company and its Subsidiaries and Affiliates from the Grant Date through the applicable vesting date, as well as satisfaction of the return on net invested capital performance requirements set forth in Attachment C hereto, and such other terms and conditions as may be set forth in Attachment C hereto, the period in which the RONIC-Based Shares are subject to the restrictions set forth in the Restricted Stock Award Agreement (the “RONIC-Based Period of Restriction”) shall commence on the Grant Date and shall lapse on the date and for the number of RONIC-Based Shares as described in Attachment C hereto.

Collectively, the Time-Based Period of Restriction, the RTSR-Based Period of Restriction, and the RONIC-Based Period of Restriction shall collectively be referred to as the “Periods of Restriction”, and each shall individually constitute a “Period of Restriction”.

Acknowledgement and Agreement:	The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.
DORIAN LPG LTD. By: Name: ________________ Title: _________________ Date: ___________________	PARTICIPANT _________________________ Date: ____________________

Attachment A

DORIAN LPG LTD.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

This Restricted Stock Award Agreement, dated as of the Grant Date set forth in the Notice of Restricted Stock Grant (the “Grant Notice”) to which this Restricted Stock Award Agreement is attached, is made between Dorian LPG Ltd. and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Restricted Stock Award Agreement (collectively, together with Attachment B and Attachment C hereto, this “Agreement”).

1.	Definitions.

Capitalized terms used but not defined herein have the meaning set forth in the Plan.

2.	Grant of Restricted Stock.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Shares of Restricted Stock set forth in the Grant Notice, which Shares shall be issued by the Company to the Participant on or following the date of this Agreement.

3.	Period of Restriction.

The period of vesting and the Period of Restriction to which the Restricted Stock is subject shall be as set forth in the Grant Notice. The Participant acknowledges that prior to the vesting and the expiration of the applicable portion of the applicable Period of Restriction, the Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)). Any purported sale, transfer, pledge, assignment, encumbrance, alienation, hypothecation or other disposition of Restricted Shares in violation of the provisions of this Section 3 shall be void. Upon the vesting and the expiration of the applicable portion of the applicable Period of Restriction, the restrictions set forth in this Agreement with respect to the applicable Restricted Stock theretofore subject to such expired Period of Restriction shall lapse, except as may be provided in accordance with Section 13 hereof. The vesting and lapse of the Period of Restriction is conditioned upon the Participant’s having remained in the continuous employment of or consultancy/service to the Company and its Subsidiaries and Affiliates from the Grant Date through the applicable date on which the applicable portion of the Restricted Stock vests and in respect of which the applicable Period of Restriction lapses.

4.	Evidence of Shares; Legend.

The Participant agrees that, in the Company’s discretion, the Participant’s ownership of the Restricted Stock may be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in the Participant’s name, which shall be subject to a stop transfer order consistent with this Agreement and the legend set forth in this Section 4 below.

If, however, during the Period of Restriction, the Restricted Stock is evidenced by a stock certificate or certificates, registered in the Participant’s name, the Participant acknowledges that upon receipt of such stock certificate or certificates, such certificates shall bear the following legend and such other legends as may be required by law or contract or deemed necessary or advisable by the Company:

“These shares have been issued pursuant to the Dorian LPG Ltd. Amended and Restated 2014 Equity Incentive Plan (the "Plan") and are subject to forfeiture to Dorian LPG Ltd. in accordance with the terms of the Plan and an agreement between Dorian LPG Ltd. and the person in whose name the certificate is registered. These shares may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said agreement.”

The Participant agrees that, upon receipt of any such stock certificates for the Restricted Stock, the Participant shall deposit each such certificate with the Company, or such other escrow holder as the Administrator may appoint, together with a stock power endorsed in blank or other appropriate instrument of transfer, to be held by the Company or such escrow holder until the expiration of the applicable portion of the applicable Period of Restriction.

Promptly following the vesting of the applicable portion of the Restricted Stock and expiration of the applicable portion of the applicable Period of Restriction, a certificate or certificates representing the Shares as to which the vesting has occurred and the Period of Restriction has so lapsed shall be delivered to the Participant by the Company, subject to satisfaction of all tax obligations in accordance with Section 8 hereof; provided, however, that such Shares may nevertheless be evidenced on a book-entry or noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

5.	Adjustment.

 Notwithstanding any other provision of this Agreement, the Restricted Stock shall be subject to the adjustment provisions set forth in Section 1.5(c) of the Plan. Furthermore, in accordance with Section 2.6(b) of the Plan, the Administrator shall have the authority at any time to make adjustments to the performance targets for this Agreement, including in respect of the RTSR-Based Shares and the RONIC-Based Shares, which the Administrator deems necessary or desirable.

6.	Change in Control.

Notwithstanding any other provision of this Agreement, upon a Change in Control:

(a)	all Time-Based Shares of Restricted Stock granted under this Agreement and outstanding immediately prior to the Change in Control that have not vested and for which the Time-Based Period of Restriction has not theretofore lapsed prior to such Change in Control shall become fully vested and all restrictions set forth in this Agreement with respect to such Time-Based Shares of Restricted Stock shall lapse, except as may be provided in accordance with Section 13 hereof;

(b)	with respect to RTSR-Based Shares of Restricted Stock outstanding at the date of such Change in Control that were granted under this Agreement and that have not vested and for which the RTSR-Based Period of Restriction has not theretofore lapsed prior to such Change in Control, (A) a number of RTSR-Based Shares equal to the RTSR CIC Level (as such term is defined in Attachment B hereto) shall become fully vested and the RTSR-Based Period of Restriction shall lapse in respect thereof, except as may be provided in accordance with Section 13 hereof, and (B) the remaining RTSR-Based Shares (i.e., the total number of RTSR-Based Shares less the RTSR CIC Level), if any, shall be immediately forfeited, and any related dividends escrowed in accordance with Section 9 hereof in respect of such forfeited RTSR-Based Shares shall be forfeited at such time as well; and

(c)	with respect to RONIC-Based Shares of Restricted Stock outstanding at the date of such Change in Control that were granted under this Agreement and that have not vested and for which the RONIC-Based Period of Restriction has not theretofore lapsed prior to such Change in Control, (A) a number of RONIC-Based Shares equal to the RONIC CIC Level (as such term is defined in Attachment C hereto) shall become fully vested and the RONIC-Based Period of Restriction shall lapse in respect thereof, except as may be provided in accordance with Section 13 hereof, and (B) the remaining RONIC-Based Shares (i.e., the total number of RONIC-Based Shares less the RONIC CIC Level), if any, shall be immediately forfeited, and any related dividends escrowed in accordance with Section 9 hereof in respect of such forfeited RONIC-Based Shares shall be forfeited at such time as well.

7.	Termination of Service.

Upon the Participant’s termination of employment with or consultancy/service to the Company and its Subsidiaries and Affiliates, including a dismissal from the Board in the case of a non-employee director (a “Termination of Service”), (a) by the Company and its Subsidiaries and Affiliates other than for Cause or (b) on account of death or Disability, in either case prior to the applicable date of vesting and lapse of the applicable Period of Restriction with respect to then outstanding Shares of Restricted Stock:

(i)	the Time-Based Shares shall become fully vested and the Time-Based Period of Restriction shall lapse (except as may otherwise be provided in accordance with Section 13 hereof) upon such Termination of Service with respect to any then outstanding Time-Based Shares of Restricted Stock granted under this Agreement that have not vested and for which the Time-Based Period of Restriction has not theretofore lapsed prior to such Termination of Service;

(ii)	with respect to RTSR-Based Shares of Restricted Stock outstanding at the date of such Termination of Service that were granted under this Agreement and that have not vested and for which the RTSR-Based Period of Restriction has not theretofore lapsed prior to such Termination of Service, (A) a number of RTSR-Based Shares equal to the RTSR Termination of Service Level (as such term is defined in Attachment B hereto) shall become fully vested and the RTSR-Based Period of Restriction shall lapse (except as may otherwise be provided in accordance with Section 13 hereof) in respect thereof upon such Termination of Service, and (B) the remaining RTSR-Based Shares (i.e., the total number of RTSR-Based Shares less the RTSR Termination of Service Level), if any, shall be immediately forfeited, and any related dividends escrowed in accordance with Section 9 hereof in respect of such forfeited RTSR-Based Shares shall be forfeited at such time as well; and

(iii)	with respect to RONIC-Based Shares of Restricted Stock outstanding at the date of such Termination of Service that were granted under this Agreement and that have not vested and for which the RONIC-Based Period of Restriction has not theretofore lapsed prior to such Termination of Service, (A) a number of RONIC-Based Shares equal to the RONIC Termination of Service Level (as such term is defined in Attachment C hereto) shall become fully vested and the RONIC-Based Period of Restriction shall lapse (except as may otherwise be provided in accordance with Section 13 hereof) in respect thereof upon such Termination of Service, and (B) the remaining RONIC-Based Shares (i.e., the total number of RONIC-Based Shares less the RONIC Termination of Service Level), if any, shall be immediately forfeited, and any related dividends escrowed in accordance with Section 9 hereof in respect of such forfeited RONIC-Based Shares shall be forfeited at such time as well.

In the case of a Termination of Service under any circumstances other than as set forth in the preceding sentence, including by the Company for Cause or voluntarily by the Participant, all Shares of Restricted Stock for which the Period of Restriction has not lapsed prior to the date of such Termination of Service shall be immediately forfeited, and any related dividends escrowed in accordance with Section 9 hereof in respect of such forfeited Shares of Restricted Stock shall be forfeited as such time as well.  “Cause” shall be as defined in the Plan, provided that in the event that the Participant is a participant in the Company’s Executive Severance and Change in Control Severance Plan at the time of the Termination of Service, “Cause” shall be defined as in the Executive Severance and Change in Control Severance Plan for purposes of this Agreement.  For these purposes, a change of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates shall not be deemed a Termination of Service so long as the Participant continues to be a director, officer or employee of, or a consultant or service provider to (including actively providing services to the Company and its Subsidiaries and Affiliates through an entity that is itself a consultant or service provider to), the Company or any Subsidiary or any Affiliate.

8.	Taxes and Withholdings.

The delivery of the Restricted Stock pursuant to this Agreement is conditioned upon the satisfaction of all applicable withholding taxes. The Participant shall be required to pay, in cash, to the Company, and the Company and its Subsidiaries and Affiliates shall have the right and are hereby authorized to withhold from this award of Restricted Stock or from any compensation or other amount owing to the Participant, the amount of any applicable withholding taxes with respect to the Restricted Stock, including upon the grant of the Restricted Stock, the expiration of the applicable portion of the Period of Restriction, the vesting of the Restricted Stock, the date any value first becomes includible for withholding tax purposes or in the Participant’s gross income for income tax purposes related to the Restricted Stock, and/or the Participant’s making an election under Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued thereunder (collectively, “Code Section 83(b)”), and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for payment of such taxes. To the extent permitted by the Administrator, which the Administrator shall have sole discretion whether or not to permit, the Participant may elect that any taxes of any kind required by law to be withheld with respect to the Restricted Stock shall be satisfied by the Company withholding Shares otherwise deliverable to the Participant pursuant to this Agreement (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-U.S. withholding obligations, up to the maximum statutory rates in the applicable jurisdiction), pursuant to any procedures, and subject to any limitations as the Administrator may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the applicable date.

The Participant hereby acknowledges that he or she may file an election pursuant to Code Section 83(b) to be taxed currently on the Fair Market Value of the Shares of Restricted Stock measured as of the Grant Date, provided that such election must be filed with the U.S. Internal Revenue Service no later than thirty (30) days after the Grant Date. In the event the Participant makes an election under Code Section 83(b), such election will need to be mailed via certified mail, return receipt requested, to the applicable U.S. Internal Revenue Service Center, and the Participant shall, within ten (10) days of filing the election under Code Section 83(b) (or, if earlier, within thirty (30) days of the Grant Date), deliver to the Company a copy of the election that was filed by the Participant with the U.S. Internal Revenue Service under Code Section 83(b), in addition to any filing and notification required under Code Section 83(b).  Furthermore, in the event the Participant makes an election under Code Section 83(b), and the value of any Restricted Stock becomes includible in the Participant’s income for income tax, social security tax, or purposes of any other applicable tax, prior to the Restricted Stock’s vesting and expiration of the applicable Period of Restriction, the Participant shall pay to the Company in cash (or make other arrangements satisfactory to the Administrator for the satisfaction of) any taxes of any kind or other amounts required by law to be withheld with respect to such Restricted Stock.

The Participant agrees to review with his or her own tax advisors the Federal, state, local and foreign tax consequences of the Restricted Stock and this Agreement.  The Participant will rely solely on such advisors and not on any statements or representations of the Company, any Subsidiary or Affiliate, or any of their respective agents.  The Participant understands and agrees that the Participant (and not the Company) will be responsible for the Participant’s own tax liability that may arise as a result of the grant of the Restricted Stock and this Agreement.  The Participant acknowledges that the Company has directed him or her to seek independent advice regarding the applicable provisions of the Code, as well as the tax laws of any municipality, state or foreign country in which the Participant may reside or otherwise be subject to tax.  To the extent the Participant makes an election under Code Section 83(b), the Participant assumes all responsibility for filing such election in accordance with the requirements under Code Section 83(b), and for paying all taxes resulting from such election and/or the vesting of and lapse of the Period of Restriction on the Restricted Stock.

9.	Rights as a Shareholder.

The Participant shall have all rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock, for record dates occurring on or after the date on which the

Restricted Stock are issued to the Participant and prior to the date any such Shares of Restricted Stock are forfeited in accordance with this Agreement, except that any dividends or distributions (whether in cash, stock or other property) paid with respect to the Restricted Stock shall, during the Period of Restriction, be deposited with the Company or any holder appointed pursuant to Section 4 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, if applicable, or credited to the Participant’s book-entry account established under Section 4 hereof or other escrow account, as applicable, and shall be subject to the same restrictions (including, without limitation, the Period of Restriction) as the underlying applicable Shares of Restricted Stock, and no interest shall be payable in respect of any such escrowed dividends or distributions in respect of the applicable Period of Restriction.

10.	No Right to Continued Employment or Service.

Neither the Restricted Stock nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or consultancy/service of the Company and its Subsidiaries and Affiliates, as applicable, for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company and its Subsidiaries and Affiliates, as applicable, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or consultancy/service at any time for any reason, subject to any applicable limiting provision to the contrary in any individual employment or service contract between the Participant, on the one hand, and the Company or any Subsidiary or Affiliate, as applicable, on the other hand, then in effect. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee of or consultant to the Company and its Subsidiaries and Affiliates or as a Board member, at the will of the Company and its Subsidiaries and Affiliates, as applicable, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement (including the satisfaction of any applicable performance requirements set forth in this Agreement), and not through the act of being hired or employed or merely being granted the Restricted Stock hereunder.

11.	The Plan.

By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Administrator, the Company, and/or any of their respective delegates, to the extent so delegated authority in accordance with terms of the Plan, in any and each case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Board, the Administrator, the Company, and/or any of their respective delegates, to the extent so delegated authority in accordance with the terms of the Plan, as applicable. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A paper copy of the Plan shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 15 hereof.

12.Amendment and Termination of this Agreement.

The Company may from time to time amend this Agreement by an express modification of the terms hereof in writing, provided that no amendment to this Agreement shall materially impair any rights or materially increase any obligations of the Participant under this Agreement without the consent of the Participant.  The Company, in its sole discretion, may accelerate the vesting of all or any portion of the Shares of Restricted Stock at such time and under such circumstances as the Company deems appropriate.

13.	Compliance with Laws and Regulations.

The Restricted Stock and the obligation of the Company to deliver Shares hereunder, and the right to transfer any Shares received by the Participant under this Agreement, shall be subject in all respects to: (a) all applicable Federal, state, local and foreign laws, rules and regulations; (b) any listings, registrations, qualifications, approvals, consents, clearances or other requirements imposed by any securities exchange, government or regulatory agency or body; (c) the restrictions set forth in the Plan, including Sections 3.3 and 3.12 of the Plan; and (d) the taking of such action, including the execution of agreements and representations, in connection with the foregoing, and such action having been obtained and/or effected; in each case of the preceding clauses (a)-(d), as the Company, the Board, the Administrator and/or any of their respective delegates, to the extent so delegated authority in accordance with the terms of the Plan, shall, in its discretion, determine to be necessary, desirable or applicable.

14.Clawback.

Shares issued to the Participant under this Agreement, including Shares that become vested and for which the applicable Restriction Period terminates, shall be subject to clawback to the extent required to comply with applicable law, the applicable rules of any stock exchange on which the Company’s shares are then traded, and/or any clawback policy adopted by the Company, including any clawback policy adopted by the Company in connection with any such applicable law or any such applicable stock exchange rules, including, without limitation, in connection with an accounting restatement and/or, to the extent applicable, Rule 10D-1 of the 1934 Act.

15.	Notices.

All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.

16.	Other Plans.

The Participant acknowledges that any income derived from the grant of the Restricted Stock shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.

17.	Governing Law.

This Agreement will be construed and administered in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws.

18.	Severability.

If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify this Agreement under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Agreement, such provision shall be stricken and the remainder of this Agreement shall remain in full force and effect.

19.	Headings.

Headings contained herein are for the purpose of convenience only and shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement.

Attachment B

DORIAN LPG LTD.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Vesting Terms and Conditions -- RTSR-Based Shares

“RTSR CIC Level” shall mean [aa]% of the RTSR-Based Shares issued under this Agreement.

“RTSR Termination of Service Level” shall mean [bb]% of the RTSR-Based Shares issued under this Agreement.

[Additional terms and conditions to be inserted.]

Attachment C

DORIAN LPG LTD.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Vesting Terms and Conditions -- RTSR-Based Shares

“RONIC CIC Level” shall mean [cc]% of the RONIC-Based Shares issued under this Agreement.

“RONIC Termination of Service Level” shall mean [cc]% of the RONIC-Based Shares issued under this Agreement.

[Additional terms and conditions to be inserted.]